UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63-0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (d) Exhibits:

Exhibit No.	Description
5(a)
Opinion of Cravath, Swaine & Moore LLP relating to the combined primary and secondary offering of 7,500,000 shares of Common Stock of the Registrant pursuant to the prospectus dated as of November 24, 2004 and prospectus supplement dated as of May 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blount International, Inc.,

Date: March 24, 2006	By:	/s/ Calvin E. Jenness
Calvin E. Jenness
Title Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5(a)
Opinion of Cravath, Swaine & Moore LLP relating to the combined primary and secondary offering of 7,500,000 shares of Common Stock of the Registrant pursuant to the prospectus dated as of November 24, 2004 and prospectus supplement dated as of May 31, 2005

Exhibit 5(a)

[Letterhead of Cravath, Swaine & Moore LLP]

May 31, 2005

Blount International, Inc.
7,500,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Blount International, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a supplement (the “Prospectus Supplement”) dated as of May 31, 2005 to the prospectus (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”) dated as of November 22, 2004, relating to the issuance and sale of 382,380 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) by the Company and the resale of 7,117,620 shares of Common Stock by the shareholders (the “Selling Shareholders”) named under the heading “Selling Shareholders” in the Prospectus Supplement. The Common Stock registered under the registration statement filed on Form S-3 (the “Registration Statement”), of which the Prospectus forms a part, will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company, (b) the Amended and Restated By-laws of the Company and (c) certain resolutions adopted by the Board of Directors of the Company.

Based on the foregoing, we are of opinion as follows:

1.  The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

2.  With respect to the shares of Common Stock to be issued and offered for sale by the Company under the Prospectus, such shares have been duly authorized by all necessary corporate action, and when certificates representing such shares have been duly executed, countersigned, registered, and delivered in accordance with an applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, then such shares will be validly issued, fully paid, and nonassessable.

3.  The shares of Common Stock to be offered for resale by the Selling Shareholders under the Prospectus are validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

We are aware that we are referred to under the heading “Validity of the Securities and Legal Matters” in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion with the Commission on Form 8-K. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ CRAVATH, SWAINE & MOORE LLP

Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222-4679

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